Exhibit 99.23(l)

The Depository Trust Company
A subsidiary of the Depository Trust & Clearing Corporation

BLANKET ISSUER LETTER OF REPRESENTATIONS
(To be completed by Issuer and Co-Issuer(s), if applicable)

Pax World Funds Trust II

(Name of Issuer and Co-Issuer(s), if applicable)

February 6, 2009
(Date)

Attention:  Underwriting Department

The Depository Trust Company

55 Water Street, 1SL

New York, NY 10041-0099

Ladies and Gentlemen:

This letter sets forth our understanding with respect to all issues (the “Securities”) that Issuer shall request to be made eligible for deposit by The Depository Trust Company (“DTC”).

Issuer is:  (Note: Issuer shall represent one and cross out the other.)

[incorporated in] [formed under the laws of] Massachusetts                                                                                          .

To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC’s Rules with respect to the Securities, Issuer represents to DTC that issuer will comply with the requirements stated in DTC’s Operational Arrangements, as they may be amended from time to time.

Very truly yours,

Note:
Schedule A contains statements that DTC believes accurately		Pax World Funds Trust II
describes DTC, the method of effecting book-entry transfers of		(Issuer)
securities distributed through DTC, and certain related matters.	By:	/s/ John Boese
(Authorized Officer’s Signature)
John Boese
Received and Accepted		(Print name)
THE DEPOSITORY TRUST COMPANY
30 Penhallow St., Suite 400
(Street Address)
By:
		Portsmouth,	NH	USA	03801
		(City)	(State)	(Country)	(Zip Code)
DTCC

The Depository Trust &			603-501-7303
(Phone Number)

Clearing Corporation	jboese@paxworld.com
(E-mail Address)